UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        March 25, 2008

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

On March 25, 2008, Robert P. Rozek resigned from his position as Senior Vice President and Chief Financial Officer of Las Vegas Sands Corp. (“LVSC”) and its wholly-owned subsidiary, Las Vegas Sands, LLC (collectively, the “Company”), effective May 23, 2008.

Mr. Rozek and the Company are party to an employment agreement, dated as of June 1, 2006. The employment agreement was effective as of June 8, 2006 and expires on December 31, 2009, with automatic one-year extension rights unless any party gives notice of his or its intention not to extend the employment agreement at least 120 days prior to the expiration of the initial or any renewal term of the employment agreement. Mr. Rozek’s employment agreement is terminated effective May 23, 2008 in connection with his resignation. The principal terms of Mr. Rozek’s employment agreement are described in LVSC’s Current Report on Form 8-K filed on June 7, 2006, which description is incorporated herein by reference. Certain provisions of Mr. Rozek’s employment agreement by their terms survive the termination of the agreement.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information required by this Item relating to the resignation of Mr. Rozek as the Company’s Senior Vice President and Chief Financial Officer is incorporated by reference from Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2008

LAS VEGAS SANDS CORP.
By:	/s/ Scott D. Henry
Name: Scott D. Henry Title: Senior Vice President, Finance

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